UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 16, 2015

N-VIRO INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21802	34-1741211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2254 Centennial Road Toledo, OH	43617
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 16, 2015, Joseph H. Scheib, a member of N-Viro International Corporation’s (the “Company”) Board of Directors, submitted his resignation to the Board of Directors effective after the conclusion of a regular board meeting and ceased to be a Director of the Company.  His resignation was not the result of any dispute or disagreement with the Company.  Mr. Scheib was a Class I director and was the Chairman of the Audit and Nominating Committees as well as a member of the Finance Committee.  Mr. Scheib had served as a Director since November 2004.  As of the date of this filing, the Company has not nominated his replacement to the Board.

After this resignation, the Board consists of five Directors - two Class I and three Class II Directors.

Prior to the filing, Mr. Scheib was provided a copy of this Form 8-K for his review.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-VIRO INTERNATIONAL CORPORATION

Dated:

October 22, 2015

By:  /s/  James K. McHugh

      James K. McHugh

      Chief Financial Officer